UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2010

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2010, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Omnicell, Inc. (the “Company”), the Committee approved the 2010 annualized base salaries for the Company’s executive officers as set forth below.  The annualized base salaries are effective April 1, 2010.  In addition, the Committee granted long-term equity compensation awards to the Company’s executive officers in the amounts set forth below.

		2010	Long-Term Equity Compensation
Name	Title	Annualized Base Salary	Stock Option Grant(1)	Restricted Stock Units
Randall A. Lipps	Chairman, President and Chief Executive Officer	$462,000	80,000	40,000

Robin G. Seim	Vice President, Finance, Administration and Manufacturing, and Chief Financial Officer	$265,000	30,000	15,000

J. Christopher Drew	Senior Vice President, Field Operations	$294,000	15,000	7,500

Dan S. Johnston	Vice President and General Counsel	$245,000	25,000	12,500

Nhat Ngo	Vice President, Strategy and Business Development	$245,000	25,000	12,500

Marga Ortigas-Wedekind	Vice President, Global Marketing and Product Development	$265,000	40,000	20,000

(1)          The exercise price of each of the stock option grants is equal to closing price of the Company’s stock on the date of grant, February 3, 2010, as reported on The NASDAQ Global Market, which was $12.48 per share

The shares subject to each of the stock option grants vest as to 25% of the shares subject to the grant on the first anniversary of the vesting commencement date of such grants, January 1, 2010, with the remainder of the shares subject to the grant vesting in equal monthly installments over the following thirty-six months.  The restricted sock unit awards vest on a semi-annual basis over a period of four years from the vesting commencement date of such grants, January 1, 2010.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	2010 Executive Officer Annual Base Salaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: February 8, 2010	By:
/s/ Dan S. Johnston
Dan S. Johnston, Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	2010 Executive Officer Annual Base Salaries